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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 11, 2001
                                                           -------------


                                    0-027352
                            ------------------------
                            (Commission File Number)



                                 HYBRIDON, INC.
      ---------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                             04-3072298
 -------------------------------                             -------------------
 (State or Other Jurisdiction of                              (I.R.S. Employer
         Incorporation)                                      Identification No.)



                345 Vassar Street, Cambridge, Massachusetts 02139
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                    (Address of Principal Executive Offices)


                                 (617) 679-5500
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              (Registrant's Telephone Number, Including Area Code)



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                                  OTHER EVENTS

ITEM 5.

     Hybridon, Inc. plans to have private discussions from time to time with holders of (a) its Series B Convertible Preferred Stock and (b) various warrants, to explore their interest in converting such convertible preferred stock into, or exercise such warrants to purchase, shares of the Company's common stock in the near term. The Company has retained an investment banking firm to assist it in identifying proposals, which would be fair and appropriate to induce such holders to convert their preferred shares or exercise their warrants within the near term. Such proposals might involve a reduction in the conversion price or exercise price, as the case may be, or the cash-free exchange of a reduced number of shares of the Company's common stock in cancellation of the preferred shares or warrants.

     The Company's purpose would be to reduce the number of outstanding securities which are convertible into or exercisable for the purchase of shares of the Company's common stock and to simplify the Company's capital structure.

     Such discussions may lead to agreements whereby the holders of such securities accept such proposals and convert their preferred stock, or exercise their warrants for the purchase of, shares of the Company's common stock. The Company has not entered into any such arrangements and may determine at any time not to proceed with such plans.

     To the extent such discussions or agreements constitute the offer and sale of securities under the Securities Act of 1933 in the United States, the Company expects to make such offers and sales in reliance upon an exemption from the registration requirements of that Act.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               HYBRIDON, INC.



                               By: /s/ Sudhir Agrawal
                                  ----------------------------------------------
                                  Name:    Sudhir Agrawal
                                  Title:   President and Acting Chief Executive
                                           Officer

                                  Date:    June 11, 2001